A WHITESTONE REIT COMMUNITY
THE SHOPS AT Pecos Ranch
Creating Communities in Our Properties™
Acquired December 27, 2012 • in Chandler, AZ
FASHION NAILS
DENTIST
A WHITESTONE REIT COMMUNITY
TERRAVITA
Creating Communities in Our Properties™
Redevelopment • in Scottsdale, AZ
DAY SPA
A WHITESTONE REIT COMMUNITY
The Shops AT PINNACLE PEAK
Creating Communities in Our Properties™
Redevelopment • in Scottsdale, AZ

WHITESTONE™ REIT

Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended December 31, 2012

WSR LISTED NYSE

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of December 31, 2012, we owned
51 Community Centered Properties TM with approximately 4.3 million square feet of gross leasable
51 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
4.3 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,066 Tenants
We focus on value-creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding:
Common Shares: 17.0 Million*	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.6 Million	feet) and, as of December 31, 2012, provided a 55% premium rental rate compared to our larger space tenants. The largest of our 1,066 tenants comprises less than 2.0% of our revenues.

Distribution (per share / unit):	Investor Relations:
Quarter: $0.2850	Whitestone REIT
Annualized: $1.14	Dave Holeman, Chief Financial Officer
Dividend Yield: 7.6%**	2600 South Gessner Suite 500, Houston, Texas 77036
	713.435.2227 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter
Daniel G. DeVos	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Wunderlich Securities, Inc.
Jack L. Mahaffey	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Merril Ross
	212.885.4170	502.588.1839	212.906.3546	703.669.9255
* As of March 8, 2013	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	mross@wundernet.com

Baird
** Based on common share price	Paula J. Poskon
of $15.06 as of close of market on	571.203.1677
March 8, 2012	pposkon@rwbaird.com

PRESS RELEASE
Contact Whitestone REIT:
David K. Holeman, Chief Financial Officer
(713) 435 2227 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012

2012 Highlights

•	33% Year-Over-Year Increase in Annual Revenues.

•	34% Year-Over-Year Increase in Annual Property Net Operating Income.

•	35% Year-Over Year Increase in Annual FFO-Core. FFO-Core Per Share of $0.90 up from $0.89 in 2011.

•	Acquired Five Community Centers and One Land Parcel for Aggregate Purchase Price of $107.6 Million

•	Gross real estate assets increased 40% from prior year end

•	Net income of $50,000 for 2012, or $2.2 million excluding one-time expense of $2.2 million.

Houston, Texas, March 12, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the fourth quarter and year ended December 31, 2012.

James C. Mastandrea, Whitestone's Chairman and Chief Executive Officer stated, “For the third consecutive year, the pace of growth for Whitestone accelerated as we acquired five additional Community Centered Property properties for an aggregate purchase price of $107.6 million in 2012. Furthermore, we again delivered on our internal growth initiatives of adding tenants to increase occupancy rates while executing on select redevelopments to increase the value our assets. We continue to benefit from our commitment to our small space business model, which is helping drive improvement in our leasing efforts and margins. As we look to 2013 with a strengthened balance sheet and additional financial flexibility, we expect to add additional accretive acquisitions from our deep and growing pipeline of off-market opportunities in high growth markets.”

 Highlights: Fourth Quarter 2012 Compared to Fourth Quarter 2011

During the year ended December 31, 2012, the Company deployed approximately $107.6 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets, including $84.9 million in acquisitions that were completed between September and year-end, which contributed only partially to 2012 results.

The Company's fourth quarter results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.12) per fully diluted share and operating partnership ("OP") unit, related to the disposition of the Chief Executive Officer 's former residence in Cleveland, Ohio, which had been on the market for more than five years.

•	Total revenues for the fourth quarter of 2012 were $13.5 million, an increase of $3.5 million, or 35% from the fourth quarter of 2011.

•
FFO-Core for the fourth quarter 2012 increased 26%, or approximately $0.8 million, to $3.9 million as compared to $3.1 million in the fourth quarter of 2011. FFO-Core per diluted common share and OP unit was $0.22, as compared to $0.25 per diluted common share and OP unit for the same period in 2011. FFO-Core in the fourth quarter 2012 included non-cash share based compensation related to the vesting of 2009 restricted share grants of $0.3 million or $0.02 per diluted common share and OP unit. FFO-Core excludes acquisition expenses of $698,000 and $339,000 in 2012 and 2011, respectively, and executive relocation expense of $2.2 million in 2012.

•
FFO for the fourth quarter 2012 was $1.5 million, or $0.09 per diluted common share and OP unit, as compared to $2.8 million or $0.22 per diluted common share and OP unit for the fourth quarter 2011. The expense recognized related to the relocation agreement with the Company's Chief Executive Officer included in FFO for the fourth quarter 2012 was $2.2 million, or ($0.12) per diluted common share and OP unit.

•
Property net operating income (“NOI”) increased 31% to $8.4 million for the fourth quarter 2012 as compared to $6.4 million for the same period in 2011. The increase of $2.0 million is primarily attributable to new acquisitions.

•
Net loss attributable to Whitestone REIT was $1.3 million, or ($0.08) per diluted common share for the fourth quarter 2012, compared to $556,000 or $0.05 per diluted common share for the same period in 2011. Excluding the $2.2 million one-time executive relocation charge discussed above, net income attributable to Whitestone REIT would have been $800,000 or $0.05 per diluted common share for the fourth quarter of 2012.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the first quarter of 2013, to be paid in three equal installments of $0.095 in January, February and March 2013. The distribution rate has remained the same since the distribution paid on July 8, 2010. In March 2013, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, to be paid in three equal installments of $0.095 in April, May and June 2013.

Highlights: 2012 Compared to 2011

The Company's annual results, except Funds From Operations (“FFO”)-Core, include a previously disclosed contingency that resulted in an expense of $2.2 million, or ($0.15) per fully diluted share and operating partnership ("OP") unit, respectively, related to the disposition of the Chief Executive Officer 's former residence in Cleveland, Ohio, which had been on the market for more than five years.

•	Total revenues for 2012 were $46.6 million, an increase of $11.7 million, or 34% from 2011.

•
FFO-Core increased 35%, or approximately $3.4 million, to $13.0 million for 2012 as compared to $9.6 million in 2011. FFO-Core per diluted common share and OP unit was $0.90 for 2012, as compared to $0.89 per diluted common share and OP unit for 2011. FFO-Core excludes acquisition expenses of $698,000 and $666,000 in 2012 and 2011, respectively, legal recoveries and expenses of $131,000 and $254,000 in 2012 and 2011, respectively, and executive relocation expense of $2.2 million in 2012.

•
Whitestone's FFO was $10.3 million, or $0.71 per diluted common share and OP unit for 2012, as compared to $8.7 million, or $0.81 per diluted common share and OP unit, for 2011. FFO includes the $2.2 million executive relocation expense.

•	Property NOI increased 34% to $28.9 million in 2012, as compared to $21.6 million for 2011. The increase of $7.3 million is primarily attributable to new acquisitions.

•
Net income attributable to Whitestone was $50,000, or $0.00 per diluted common share for 2012, as compared to $1.1 million, or $0.12 per diluted common share, for 2011. Excluding the $2.2 million charge for the disposition of our Chief Executive Officer's former residence, net income attributable to Whitestone REIT would have been $2.2 million or $0.15 per diluted common share for 2012.

2012 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate was 87% as of December 31, 2012 and December 31, 2011. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant retenanting and recent acquisitions, increased to 85% as of December 31, 2012 from 84% as of December 31, 2011.

The Company signed new and renewal leases representing 685,000 square feet during 2012 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. Leasing activity increased from the prior year as represented by:

•	An increase of 9% in total lease value of new and renewal leases signed: $35.2 million in 2012 versus $32.3 million in 2011; and

•	An increase of 4% in the number of new and renewal leases signed: 323 in 2012 versus 312 in 2011.

Community Centered PropertiesTM Portfolio Statistics

As of December 31, 2012, Whitestone owned 51 Community Centered PropertiesTM with approximately 4.3 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of December 31, 2012, provided a 55% premium rental rate compared to Whitestone's larger space tenants. As of December 31, 2012 the Company serviced 1,066 tenants throughout its portfolio.  No single tenant accounted for more than 1.2% of the Company's annualized base rental revenues as of December 31, 2012.

Balance Sheet

Undepreciated real estate assets increased 40% to $409.7 million as of December 31, 2012 as compared to the prior year end.

Real estate debt as a percentage of total market capitalization was 43% as of December 31, 2012 as compared to 45% as of December 31, 2011.

Whitestone had 24 properties unencumbered by mortgage debt as of December 31, 2012, with an undepreciated cost basis of $206.8 million. The total undepreciated value of the Company's real estate assets and real estate indebtedness was $409.6 million and $292.4 million, respectively as of December 31, 2012 and 2011. As of December 31, 2012, $97.9 million, or approximately 51%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the fourth quarter was 4.7%.

Subsequent Events

On February 4, 2013, Whitestone, through its operating partnership, closed on an amended and restated credit facility that amended its existing $125 million unsecured revolving credit facility. The amended and restated credit facility increases the borrowing capacity by $50 million to $175 million, adds an accordion feature that will allow borrowing capacity under the facility to further increase to a total of $225 million, reduces the interest rate by approximately 1% (LIBOR plus a margin of 1.75% - 2.50% based on overall corporate leverage), and extends the term by two years to February 3, 2017.

On March 8, 2013 we entered into an interest rate swap, with a January 7, 2014 start date, that fixes the LIBOR portion of our $50 million term loan under the credit facility at $0.84%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Tuesday, March 12, 2013 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-877-741-4239 for domestic participants or 1-719-325-4744 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through March 26, 2013, by dialing 1-877-870-5176 for domestic participants or 1-858-384-5517 for international participants and entering the pass code 4423137. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the fourth quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,100 tenants comprised less than 1.2% of its annualized base rental revenues as of December 31, 2012. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO-Core, and NOI. Following are explantions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, extraordinary non-recurring expenses, such as those incurred in connection with the relocation agreement entered into with the Company's Chief Executive Officer, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,
	2012	2011
ASSETS
Real estate assets, at cost
Property	$409,669	$292,360
Accumulated depreciation	(53,920)	(45,472)
Total real estate assets	355,749	246,888
Cash and cash equivalents	6,544	5,695
Marketable securities	1,403	5,131
Escrows and acquisition deposits	6,672	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	7,947	6,053
Related party receivable	652	—
Unamortized lease commissions and loan costs	4,160	3,755
Prepaid expenses and other assets	2,244	975
Total assets	$385,371	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$190,608	$127,890
Accounts payable and accrued expenses	13,824	9,017
Tenants' security deposits	3,024	2,232
Dividends and distributions payable	5,028	3,647
Total liabilities	212,484	142,786
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of December 31, 2012 and December 31, 2011	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 16,943,098 and 11,437,855 issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	16	10
Additional paid-in capital	224,237	158,127
Accumulated other comprehensive loss	(392)	(1,119)
Accumulated deficit	(57,830)	(41,060)
Total Whitestone REIT shareholders' equity	166,031	115,958
Noncontrolling interest in subsidiary	6,856	14,749
Total equity	172,887	130,707
Total liabilities and equity	$385,371	$273,493

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2012	2011	2010
Property revenues
Rental revenues	$36,131	$27,814	$25,901
Other revenues	10,423	7,101	5,632
Total property revenues	46,554	34,915	31,533

Property expenses
Property operation and maintenance	11,255	8,659	8,358
Real estate taxes	6,384	4,668	3,925
Total property expenses	17,639	13,327	12,283

Other expenses (income)
General and administrative	7,616	6,648	4,992
Depreciation and amortization	10,229	7,749	6,805
Executive relocation expense	2,177	—	—
Involuntary conversion	—	—	(558)
Interest expense	8,732	6,344	6,040
Interest, dividend and other investment income	(290)	(460)	(28)
Total other expense	28,464	20,281	17,251

Income before loss on sale or disposal of assets and income taxes	451	1,307	1,999

Provision for income taxes	(286)	(225)	(264)
Loss on sale or disposal of assets	(112)	(146)	(160)
Income before gain on sale of property	53	936	1,575

Gain on sale of property	—	397	—

Net income	53	1,333	1,575

Less: Net income attributable to noncontrolling interests	3	210	470

Net income attributable to Whitestone REIT	$50	$1,123	$1,105

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Year Ended December 31,
	2012	2011	2010
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.00	$0.12	$0.27

Weighted average number of common shares outstanding:
Basic	13,496	9,028	4,012
Diluted	13,613	9,042	4,041

Distributions declared per common share / OP unit	$1.1400	$1.1400	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$53	$1,333	$1,575

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	1	—	—
Unrealized gain (loss) on available-for-sale marketable securities	920	(1,329)	—

Comprehensive income	974	4	1,575

Less: Comprehensive income attributable to noncontrolling interests	57	1	470

Comprehensive income attributable to Whitestone REIT	$917	$3	$1,105

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Property revenues
Rental revenues	$10,488	$7,352	$36,131	$27,814
Other revenues	3,035	2,616	10,423	7,101
Total property revenues	13,523	9,968	46,554	34,915

Property expenses
Property operation and maintenance	3,175	2,331	11,255	8,659
Real estate taxes	1,942	1,278	6,384	4,668
Total property expenses	5,117	3,609	17,639	13,327

Other expenses (income)
General and administrative	2,224	1,911	7,616	6,648
Depreciation and amortization	2,973	2,048	10,229	7,749
Executive relocation expense	2,177	—	2,177	—
Interest expense	2,408	1,642	8,732	6,344
Interest, dividend and other investment income	(16)	(81)	(290)	(460)
Total other expense	9,766	5,520	28,464	20,281

Income (loss) before gain (loss) on sale or disposal of assets and income taxes	(1,360)	839	451	1,307

Provision for income taxes	(74)	(60)	(286)	(225)
Loss on sale or disposal of assets	(7)	(129)	(112)	(146)
Income (loss) before gain on sale of property	(1,441)	650	53	936

Gain on sale of property	—	—	—	397

Net income (loss)	(1,441)	650	53	1,333

Less: Net income (loss) attributable to noncontrolling interests	(61)	94	3	210

Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)
Basic and Diluted Earnings Per Share:
Net income (loss) attributable to common shareholders excluding amounts attributable to unvested restricted shares	$(0.08)	$0.05	$0.00	$0.12

Weighted average number of common shares outstanding:
Basic	16,733	11,232	13,496	9,028
Diluted	16,733	11,244	13,613	9,042

Distributions declared per common share / OP unit	$0.2850	$0.2850	$1.1400	$1.1400

Consolidated Statements of Comprehensive Income (loss)

Net income (loss)	$(1,441)	$650	$53	$1,333

Other comprehensive gain (loss)

Unrealized gain on cash flow hedging activities	10	—	1	—
Unrealized gain (loss) on available-for-sale marketable securities	29	552	920	(1,329)

Comprehensive income (loss)	(1,402)	1,202	974	4

Less: Comprehensive income (loss) attributable to noncontrolling interests	(59)	131	57	1

Comprehensive income (loss) attributable to Whitestone REIT	$(1,343)	$1,071	$917	$3

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income	$53	$1,333	$1,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,229	7,749	6,805
Amortization of deferred loan costs	1,426	616	420
Amortization of notes payable discount	317	—	—
Gain on sale of marketable securities	(110)	(192)	—
Loss (gain) on sale or disposal of assets and properties	112	(251)	160
Bad debt expense	1,004	615	536
Share-based compensation	725	310	297
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,104)	(519)	3,840
Accrued rent and accounts receivable	(2,930)	(1,939)	(748)
Related party receivable	(652)	—	—
Unamortized lease commissions	(994)	(995)	(783)
Prepaid expenses and other assets	(525)	296	446
Accounts payable and accrued expenses	2,875	993	(2,319)
Tenants' security deposits	792	436	166
Net cash provided by operating activities	11,218	8,452	10,395
Cash flows from investing activities:
Acquisitions of real estate	(98,350)	(65,910)	(8,625)
Additions to real estate	(10,815)	(7,568)	(4,143)
Proceeds from sale of property	—	1,567	—
Investments in marketable securities	(750)	(13,520)	—
Proceeds from sales of marketable securities	5,508	7,252	—
Net cash used in investing activities	(104,407)	(78,179)	(12,768)
Cash flows from financing activities:
Distributions paid to common shareholders	(15,324)	(10,045)	(5,158)
Distributions paid to OP unit holders	(1,004)	(1,974)	(2,249)
Proceeds from issuance of common shares, net of offering costs	58,679	59,683	22,970
Payments of exchange offer costs	(479)	—	—
Proceeds from revolving credit facility, net	58,000	11,000	—
Proceeds from notes payable	—	2,905	1,430
Repayments of notes payable	(4,146)	(3,128)	(2,957)
Payments of loan origination costs	(1,688)	(610)	(98)
Repurchase of common stock	—	—	(249)
Net cash provided by financing activities	94,038	57,831	13,689
Net increase (decrease) in cash and cash equivalents	849	(11,896)	11,316
Cash and cash equivalents at beginning of period	5,695	17,591	6,275
Cash and cash equivalents at end of period	$6,544	$5,695	$17,591

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (in thousands)

	Year Ended December 31,
	2012	2011	2010
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,137	$5,719	$5,621
Cash paid for taxes	$326	$215	$262
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$—	$238	$598
Financed insurance premiums	$856	$649	$616
Value of shares issued under dividend reinvestment plan	$90	$6	$—
Acquired interest rate swap	$1,901	$—	$—
Debt discount on acquired note payable	$(1,329)	$—	$—
Value of common shares exchanged for OP units	$7,272	$4,972	$—
Change in fair value of available-for-sale securities	$920	$(1,329)	$—
Change in fair value of cash flow hedge	$1	$—	$—
Debt assumed with acquisitions of real estate	$9,166	$15,425	$—
Change in par value of common shares	$—	$—	$7
Reclassification of dividend reinvestment shares with rescission rights	$—	$—	$606

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011	2010
FFO AND FFO-CORE
Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123	$1,105
Depreciation and amortization of real estate assets	2,948	2,015	10,108	7,625	6,697
(Gain) Loss on disposal of assets	7	129	112	(251)	160
Net income (loss) attributable to noncontrolling interests	(61)	94	3	210	470
FFO	1,514	2,794	10,273	8,707	8,432

Acquisition costs	166	339	$698	$666	$46
Relocation arrangement	2,177	—	2,177	—	—
Gain on insurance claim settlement	—	—	—	—	(558)
Legal settlement	—	—	(131)	254	—
FFO-Core	$3,857	$3,133	$13,017	$9,627	$7,920

FFO PER SHARE AND OP UNIT:
Numerator:
FFO	$1,514	$2,794	$10,273	$8,707	$8,432
Distributions paid on unvested restricted common shares	(11)	(4)	(22)	(17)	(27)
FFO excluding amounts attributable to unvested restricted common shares	$1,503	$2,790	$10,251	$8,690	$8,405
FFO-Core excluding amounts attributable to unvested restricted common shares	$3,846	$3,129	$12,995	$9,610	$7,893

Denominator:
Weighted average number of total common shares - basic	16,733	11,232	13,496	9,028	4,012
Weighted average number of total noncontrolling OP units - basic	735	1,381	848	1,705	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	17,468	12,613	14,344	10,733	5,827

Effect of dilutive securities:
Unvested restricted shares	121	12	117	14	29
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,589	12,625	14,461	10,747	5,856

FFO per common share and OP unit - basic	$0.09	$0.22	$0.71	$0.81	$1.44
FFO per common share and OP unit - diluted	$0.09	$0.22	$0.71	$0.81	$1.44

FFO-Core per common share and OP unit - basic	$0.22	$0.25	$0.91	$0.90	$1.35
FFO-Core per common share and OP unit - diluted	$0.22	$0.25	$0.90	$0.89	$1.35

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011	2011
PROPERTY NET OPERATING INCOME

Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123	$1,105
General and administrative expenses	2,224	1,911	7,616	6,648	4,992
Depreciation and amortization	2,973	2,048	10,229	7,749	6,805
Involuntary conversion	—	—	—	—	(558)
Executive relocation expense	2,177	—	2,177	—	—
Interest expense	2,408	1,642	8,732	6,344	6,040
Interest, dividend and other investment income	(16)	(81)	(290)	(460)	(28)
Provision for income taxes	74	60	286	225	264
Loss on disposal of assets	7	129	112	146	160
Gain on sale of property	—	—	—	(397)	—
Net income (loss) attributable to noncontrolling interests	(61)	94	3	210	470
NOI	$8,406	$6,359	$28,915	$21,588	$19,250

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income (loss) attributable to Whitestone REIT	$(1,380)	$556	$50	$1,123	$1,105
Depreciation and amortization	2,973	2,048	10,229	7,749	6,805
Involuntary conversion	—	—	—	—	(558)
Executive relocation expense	2,177	—	2,177	—	—
Interest expense	2,408	1,642	8,732	6,344	6,040
Provision for income taxes	74	60	286	225	264
Loss on disposal of assets	7	129	112	146	160
Net income (loss) attributable to noncontrolling interests	(61)	94	3	210	470
EBITDA (1)	$6,198	$4,529	$21,589	$15,797	$14,286

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2012	2012	2012	2012
Net income (loss) attributable to Whitestone REIT	$(1,380)	$163	$431	$793
Depreciation and amortization	2,973	2,683	2,290	2,283
Executive relocation expense	2,177	—	—	—
Interest expense	2,408	2,244	2,107	1,973
Provision for income taxes	74	77	70	65
Loss on disposal of assets	7	77	16	12
Net income (loss) attributable to noncontrolling interests	(61)	9	31	67
EBITDA (1)	$6,198	$5,253	$4,945	$5,193

(1)
EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses, excluding executive relocation cost for the disposition of the Chief Executive Officers Cleveland, Ohio house . Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Other Financial Information:

Tenant improvements (1)	$448	$293	$1,923	$1,927
Leasing commissions (1)	$245	$145	$841	$663
Scheduled debt principal payments	$814	$637	$2,981	$2,489
Straight line rent income (loss)	$157	$47	$422	$567
Market rent amortization income (loss) from acquired leases	$(31)	$12	$(38)	$48
Non-cash share-based compensation expense	$339	$77	$723	$310
Non-real estate depreciation and amortization	$24	$34	$120	$125
Amortization of loan fees	$363	$191	$1,426	$616
Acquisition costs	$166	$339	$698	$666
Undepreciated value of unencumbered properties	$206,824	$113,802	$206,824	$113,802
Number of unencumbered properties	24	19	24	19
Full time employees	67	62	67	62

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands)

	As of December 31, 2012
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.1%	16,943
Operating partnership units outstanding	3.9%	685
Total	100.0%	17,628

Market price of common shares as of
December 31, 2012		$14.05

Total equity capitalization		247,673	57%

Debt Capitalization:
Outstanding debt		$190,608
Less: Cash and cash equivalents		(6,544)
		184,064	43%

Total Market Capitalization as of
December 31, 2012		$431,737	100%

SELECTED RATIOS: (dollars in thousands)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2012	2012	2012	2012
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$6,198	$5,253	$4,945	$5,193
Interest expense excluding amortized loan fees	2,101	1,947	1,863	1,808
Ratio of interest expense to EBITDA	3.0	2.7	2.7	2.9

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$409,669	$389,280	$304,517	$295,184

Outstanding debt	$190,608	$167,816	$140,051	$134,208
Less: Cash	(6,544)	(8,339)	(3,863)	(8,288)
Outstanding debt after cash	$184,064	$159,477	$136,188	$125,920
Ratio of debt to real estate assets	45%	41%	45%	43%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
As of September 30, 2012

TOTAL OUTSTANDING DEBT
(in thousands)

Description	December 31, 2012	December 31, 2011
Fixed rate notes
$1.1 million 4.71% Note, due 2013 (1)	$1,087	$1,318
$14.1 million 5.695% Note, due 2013	13,850	14,110
$3.0 million 6.00% Note, due 2021 (1)	2,943	2,978
$10.0 million 6.04% Note, due 2014	9,142	9,326
$1.5 million 6.50% Note, due 2014	1,444	1,471
$11.2 million 6.52% Note, due 2015	10,609	10,763
$21.4 million 6.53% Notes, due 2013	18,865	19,524
$24.5 million 6.56% Note, due 2013	23,135	23,597
$9.9 million 6.63% Notes, due 2014	8,925	9,221
$0.7 million 2.97% Note, due 2013	15	23
Floating rate notes
Unsecured line of credit, LIBOR plus 2.75% to 3.75%, due 2015	69,000	11,000
$9.2 million, Prime Rate less 2.00%, due 2017	7,854	—
$26.9 million, LIBOR plus 2.86% Note, due 2013	23,739	24,559
	$190,608	$127,890

(1)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2012
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2013	$2,601	$78,795	$81,396	42.7%
2014	293	18,879	19,172	10.1%
2015	171	10,146	10,317	5.4%
2016	73	—	73	—%
2017	98	76,838	76,936	40.4%
2018 and thereafter	185	2,529	2,714	1.4%
Total	$3,421	$187,187	$190,608	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy as of
Community Centered Properties	December 31, 2012	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Retail	1,970,460	88%	88%	90%	90%
Office/Flex	1,201,672	89%	89%	89%	87%
Office	631,841	78%	78%	79%	79%
Total - Operating Portfolio	3,803,973	87%	87%	87%	87%
Redevelopment, New Acquisitions (1)	470,718	70%	70%	68%	51%
Total	4,274,691	85%	85%	87%	85%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

University of Phoenix	San Antonio	$500	1.2%	10/18/2010	2018
Sports Authority	San Antonio	495	1.2%	1/1/2004	2015
Air Liquide America, L.P.	Dallas	387	0.9%	8/1/2001	2013
Safeway Stores, Incorporated	Phoenix	344	0.8%	12/22/2011	2021
British American Restaurant, LLC	Phoenix	334	0.8%	9/21/2012	2019
Barnes & Noble Booksellers, Inc	Phoenix	314	0.7%	9/21/2012	2014
X-Ray Press Corporation	Houston	280	0.7%	7/1/1998	2019
Walgreens #3766	Phoenix	279	0.6%	8/9/2011	2049
Sterling Jewelers Inc	Phoenix	277	0.6%	9/21/2012	2020
Rock Solid Images	Houston	266	0.6%	4/1/2004	2013
Skechers USA, Inc (2)	Multiple locations	250	0.6%	Multiple dates	2017
Phoenix Children's Academy	Phoenix	249	0.6%	12/28/2012	2019
Marshall's	Houston	248	0.6%	5/12/1983	2018
Merrill Corporation	Dallas	248	0.6%	12/10/2001	2014
Albertson's #979	Phoenix	235	0.5%	8/9/2011	2022
		$4,706	11.0%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of December 31, 2012 for each applicable tenant multiplied by 12.

(2)
At December 31, 2012, we had two leases with tenant at properties located in San Antonio and Houston. The San Antonio lease commenced on May 25, 2012 and expires in 2017. The annualized rental revenue for this location was $120,000, which represents 0.3% of our total annualized base rental revenue. The Houston lease commenced on February 17, 2012 an expires in 2017. The annualized rental revenue was $129,500, which represents 0.3% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
RENEWALS
Number of Leases	37	45	151	163
Total Square Feet (1)	102,202	46,401	343,145	399,493
Average Square Feet	2,762	1,031	2,272	2,451
Total Lease Value	$3,311,920	$395,636	$13,935,628	$11,845,881
NEW LEASES
Number of Leases	41	43	172	149
Total Square Feet (1)	90,174	114,673	341,885	397,774
Average Square Feet	2,199	2,667	1,988	2,670
Total Lease Value	$7,941,993	$6,811,623	$21,287,830	$20,428,437
TOTAL LEASES
Number of Leases	78	88	323	312
Total Square Feet (1)	192,376	161,074	685,030	797,267
Average Square Feet	2,466	1,830	2,121	2,555
Total Lease Value	$11,253,913	$7,207,259	$35,223,458	$32,274,318

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
4th Quarter 2012	45	$3,137,053	125,999	3.2	$398,310	$3.16	$11.36	$11.62	$(32,232)	(2.2)%	$39,065	3.3%
3rd Quarter 2012	35	3,292,250	85,990	5.3	450,340	5.24	8.56	9.99	(121,968)	(14.3)%	(57,361)	(7.0)%
2nd Quarter 2012	54	5,900,931	132,857	3.8	388,076	2.92	11.62	11.47	5,121	1.3%	79,903	6.0%
1st Quarter 2012	55	3,193,832	103,905	2.2	93,657	0.90	10.83	11.31	(49,133)	(4.2)%	15,847	1.0%
Total - 12 months	189	$15,524,066	448,751	3.8	$1,330,383	$2.96	$10.78	$11.19	$(198,212)	(3.7)%	$77,454	2.0%

Comparable New Leases:
4th Quarter 2012	11	$735,111	19,142	3.2	$117,495	$6.14	$11.45	$13.15	$(32,549)	(12.9)%	$(15,744)	(6.6)%
3rd Quarter 2012	16	2,115,518	47,862	7.4	347,194	7.25	7.41	9.01	(76,257)	(17.8)%	(55,920)	(14.0)%
2nd Quarter 2012	17	1,433,816	35,918	4.1	301,248	8.39	11.07	9.85	43,851	12.4%	29,443	9.0%
1st Quarter 2012	11	543,891	18,634	3.2	18,444	0.99	9.91	12.36	(45,645)	(19.8)%	(26,157)	(12.0)%
Total - 12 months	55	$4,828,336	121,556	5.1	$784,381	$6.45	$9.51	$10.43	$(110,600)	(8.8)%	$(68,378)	(5.7)%

Comparable Renewal Leases:
4th Quarter 2012	34	$2,401,942	106,857	3.2	$280,815	$2.63	$11.34	$11.34	$317	—%	$54,809	5.8%
3rd Quarter 2012	19	1,176,732	38,128	2.6	103,146	2.71	10.01	11.20	(45,711)	(10.6)%	50,460	(0.4)%
2nd Quarter 2012	37	4,467,115	96,939	3.6	86,828	0.90	11.82	12.06	(38,730)	(2.0)%	42,004	6.0%
1st Quarter 2012	44	2,649,941	85,271	2.0	75,213	0.88	11.03	11.07	(3,488)	(0.4)%	35,608	5.0%
Total - 12 months	134	$10,695,730	327,195	3.3	$546,002	$1.67	$11.25	$11.47	$(87,612)	(1.9)%	$182,881	4.7%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
4th Quarter 2012	33	$8,116,860	116,384	4.9	$1,351,377	$11.61	$13.70
3rd Quarter 2012	28	4,381,167	93,111	4.4	493,052	5.30	15.01
2nd Quarter 2012	38	3,565,197	99,396	3.6	509,581	5.13	10.26
1st Quarter 2012	35	3,636,434	96,600	4.1	492,660	5.10	9.03
Total - 12 months	134	$19,699,658	405,491	4.3	$2,846,670	$7.02	$12.05

Non-Comparable New Leases:
4th Quarter 2012	30	$7,206,883	103,297	4.9	$1,217,136	$11.78	$13.67
3rd Quarter 2012	23	3,647,742	70,728	5.2	449,193	6.35	14.51
2nd Quarter 2012	33	2,164,761	69,804	3.1	426,724	6.11	10.13
1st Quarter 2012	31	3,440,224	85,866	4.4	444,899	5.18	9.04
Total - 12 months	117	$16,459,610	329,695	4.4	$2,537,952	$7.70	$11.89

Non-Comparable Renewal Leases:
4th Quarter 2012	3	$909,977	13,087	4.7	$134,241	$10.26	$13.95
3rd Quarter 2012	5	733,425	22,383	2.1	43,859	1.96	16.58
2nd Quarter 2012	5	1,400,436	29,592	4.7	82,857	2.80	10.56
1st Quarter 2012	4	196,210	10,734	1.7	47,761	4.45	9.00
Total - 12 months	17	$3,240,048	75,796	3.5	$308,718	$4.07	$12.70

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
4th Quarter 2012	78	$11,253,913	242,383	4.0	$1,749,687	$7.22	$12.48
3rd Quarter 2012	63	7,673,417	179,101	4.8	943,392	5.27	11.91
2nd Quarter 2012	92	9,466,128	232,253	3.7	897,657	3.86	11.04
1st Quarter 2012	90	6,830,266	200,505	3.1	586,317	2.92	9.96
Total - 12 months	323	$35,223,724	854,242	4.0	$4,177,053	$4.89	$11.38

New
4th Quarter 2012	41	$7,941,994	122,439	4.6	$1,334,631	$10.90	$13.32
3rd Quarter 2012	39	5,763,260	118,590	6.1	796,387	6.72	11.65
2nd Quarter 2012	50	3,598,577	105,722	3.4	727,972	6.89	10.45
1st Quarter 2012	42	3,984,115	104,500	4.2	463,343	4.43	9.19
Total - 12 months	172	$21,287,946	451,251	4.6	$3,322,333	$7.36	$11.25

Renewal
4th Quarter 2012	37	$3,311,919	119,944	3.3	$415,056	$3.46	$11.63
3rd Quarter 2012	24	1,910,157	60,511	2.4	147,005	2.43	12.44
2nd Quarter 2012	42	5,867,551	126,531	3.9	169,685	1.34	11.53
1st Quarter 2012	48	2,846,151	96,005	2.0	122,974	1.28	10.81
Total - 12 months	151	$13,935,778	402,991	3.3	$854,720	$2.12	$11.52

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of December 31, 2012
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2013	321	720,665	16.9%	$9,471	22.0%	$13.14
2014	231	712,450	16.7%	8,328	19.4%	11.69
2015	164	532,043	12.4%	5,735	13.4%	10.78
2016	122	384,853	9.0%	4,851	11.3%	12.60
2017	106	363,579	8.5%	4,732	11.0%	13.02
2018	37	245,603	5.7%	2,299	5.3%	9.36
2019	19	139,106	3.3%	1,997	4.7%	14.36
2020	14	71,545	1.7%	1,082	2.5%	15.12
2021	13	127,812	3.0%	1,377	3.2%	10.77
2022	19	151,031	3.5%	1,601	3.7%	10.60
Total	1,046	3,448,687	80.7%	$41,473	96.5%	$12.03

(1)	Lease expirations table reflects rents in place as of December 31, 2012, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of December 31, 2012 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Property Details As of December 31, 2012

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied as of 12/31/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$871	11.99	$12.42
Bellnott Square	Houston	1982	73,930	41%	293	9.67	9.70
Bissonnet/Beltway	Houston	1978	29,205	100%	331	11.33	9.11
Centre South	Houston	1974	39,134	79%	279	9.02	8.70
The Citadel	Phoenix	1985	28,547	82%	335	14.31	21.57
Desert Canyon	Phoenix	2000	62,533	73%	568	12.44	12.49
Gilbert Tuscany Village	Phoenix	2009	49,415	49%	400	16.52	19.37
Holly Knight	Houston	1984	20,015	100%	351	17.54	17.39
Kempwood Plaza	Houston	1974	101,008	100%	873	8.64	8.46
Lion Square	Houston	1980	117,592	100%	1,090	9.27	9.92
MarketPlace At Central	Phoenix	2000	111,130	45%	428	8.56	8.78
Paradise Plaza	Phoenix	1993	125,898	88%	1,263	11.40	12.65
Pinnacle of Scottsdale	Phoenix	1991	113,108	99%	2,152	19.22	19.30
Providence	Houston	1980	90,327	88%	731	9.20	8.44
Shaver	Houston	1978	21,926	93%	252	12.36	12.55
Shops at Pecos Ranch	Phoenix	2009	78,767	100%	1,353	17.18	17.18
Shops at Starwood	Dallas	2006	55,385	100%	1,468	26.51	27.86
South Richey	Houston	1980	69,928	81%	385	6.80	9.00
Spoerlein Commons	Chicago	1987	41,455	92%	770	20.19	20.45
SugarPark Plaza	Houston	1974	95,032	100%	1,010	10.63	10.38
Sunridge	Houston	1979	49,359	99%	462	9.45	9.35
Terravita Marketplace	Phoenix	1997	102,733	93%	1,292	13.52	13.64
Torrey Square	Houston	1983	105,766	91%	691	7.18	7.02
Town Park	Houston	1978	43,526	100%	808	18.56	18.24
Webster Point	Houston	1984	26,060	79%	219	10.64	10.01
Westchase	Houston	1978	49,573	88%	518	11.87	12.42
Windsor Park	San Antonio	1992	196,458	97%	1,977	10.37	10.00
			1,970,460	88%	21,170	12.21	12.48
Office/Flex Communities:
Brookhill	Houston	1979	74,757	81%	$231	$3.81	$3.77
Corporate Park Northwest	Houston	1981	185,627	79%	1,624	11.07	10.35
Corporate Park West	Houston	1999	175,665	95%	1,288	7.72	7.36
Corporate Park Woodland	Houston	2000	99,937	100%	839	8.40	8.28
Dairy Ashford	Houston	1981	42,902	99%	241	5.67	5.53
Holly Hall	Houston	1980	90,000	100%	737	8.19	8.29
Interstate 10	Houston	1980	151,000	82%	718	5.80	5.97
Main Park	Houston	1982	113,410	96%	619	5.69	6.74
Plaza Park	Houston	1982	105,530	79%	757	9.08	9.16
Westbelt Plaza	Houston	1978	65,619	80%	378	7.20	6.88

Whitestone REIT and Subsidiaries Property Details As of December 31, 2012 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied as of 12/31/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Westgate	Houston	1984	97,225	100%	602	6.19	5.98
			1,201,672	89%	8,034	7.51	7.46
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	70%	$1,337	$15.17	$15.28
Featherwood	Houston	1983	49,760	89%	820	18.52	19.13
Pima Norte	Phoenix	2007	33,417	20%	127	19.00	18.55
Royal Crest	Houston	1984	24,900	65%	244	15.08	14.09
Uptown Tower	Dallas	1982	253,981	83%	3,649	17.31	17.05
Woodlake Plaza	Houston	1974	106,169	90%	1,562	16.35	16.32
Zeta Building	Houston	1982	37,740	79%	525	17.61	17.01
			631,841	78%	8,264	16.77	16.65

Total - Operating Portfolio			3,803,973	87%	37,468	11.32	11.43

Dana Park	Phoenix	2007	310,979	72%	3,713	16.58	17.61
Fountain Square	Phoenix	1986	118,209	63%	1,232	16.54	16.54
The Shops at Pinnacle Peak	Phoenix	2000	41,530	76%	575	18.22	18.85
Total - Development Portfolio			470,718	70%	5,520	16.75	17.51

Dana Park Development	Phoenix		—	—%	—	—	—
Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total - Property Held For Development (4)			—	—%	—	—	—

Grand Totals			4,274,691	85%	$42,988	$11.83	$12.00

(1)
Calculated as the tenant's actual December 31, 2012 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of December 31, 2012. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2012 equaled approximately $94,000 for the month ended December 31, 2012.

(2)	Calculated as annualized base rent divided by square feet leased as of December 31, 2012. Excludes vacant space as of December 31, 2012.

(3)
Represents (i) the contractual base rent for leases in place as of December 31, 2012, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of December 31, 2012.

(4)	As of December 31, 2012, these properties are held for development with no gross leasable area.